Exhibit 99.1

Ideal Power Announces Reverse Stock Split to Regain NASDAQ Compliance

AUSTIN, TX – August 14, 2019 -- Ideal Power Inc. (NASDAQ: IPWR), a semiconductor and power conversion technology company, will effect a one-for-ten reverse stock split of its outstanding common stock to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq's Marketplace Rule 5550(a)(2).

The company’s common stock will begin trading on the Nasdaq Capital Market on a split adjusted basis when the market opens on August 20, 2019 and will continue to trade under the symbol “IPWR.” At the company’s Annual Meeting of Stockholders held on July 23, 2019, the company’s stockholders approved a proposal authorizing the company’s Board of Directors to effect a reverse stock split in a range of 1:2 to 1:20 to help regain compliance with the Nasdaq minimum bid price requirement.

The reverse stock split uniformly affects all issued and outstanding shares of the company’s common stock and will not alter any stockholder's percentage ownership interest in the company, except to the extent that the reverse stock split results in fractional interests. No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split.

The par value of the company’s common stock will remain unchanged at $0.001 per share after the reverse stock split.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from 14,722,840 to 1,472,284 plus any shares to be issued in exchange for fractional interests. The number of shares of common stock issuable upon conversion of the outstanding shares of the company’s preferred stock will be reduced from 810,000 shares to 81,000 shares. The number of authorized shares of common stock will not be changed by the reverse stock split.

The reverse stock split proportionately affects the number of shares of common stock available for issuance under the company’s equity incentive plans. All options, warrants and stock awards of the company outstanding immediately prior to the reverse stock split will be adjusted in accordance with their terms.

The company’s transfer agent, Corporate Stock Transfer, Inc. is acting as the exchange agent for the reverse stock split. CST will provide instructions to stockholders of record regarding the exchange of stock certificates, as applicable.  Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. Shareholders with questions may contact our transfer agent by calling 303-282-4800.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is a semiconductor and power conversion technology company focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. We believe B-TRAN modules will improve the efficiency and system economics of a wide variety of power converter applications including electrified vehicle traction drives, energy storage applications, photovoltaic (PV) inverters and wind converters, variable frequency (VFD) motor drives, and AC and DC power control applications. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the successful closing of the sale of our PCS business, the success of our B-TRAN technology, the success of our strategic shift and change in corporate focus, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN technology, whether we can continue as a going concern and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us